Herc Holdings Inc. Third Quarter 2018 Earnings Call For the period ended September 30, 2018 November 8, 2018 ©2018 Herc Rentals Inc. All Rights Reserved.

Agenda

Welcome and Introductions	**Elizabeth Higashi** Vice President, Investor Relations
Strategic Update & Industry Outlook	**Larry Silber** President and Chief Executive Officer
Q3 and Nine Months 2018 Financial Review	**Mark Irion** Senior Vice President and Chief Financial Officer
Q&A	**Larry Silber** **Mark Irion** **Bruce Dressel** Senior Vice President and Chief Operating Officer

HercRentals™
NYSE: HRI
©2018 Herc Rentals Inc. All Rights Reserved.
2

Safe Harbor Statements Forward-Looking Statements This presentation contains statements, including those related to 2018 Guidance, that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including: • Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new information technology ("IT") systems, including the financial system migrated from Hertz Global Holdings, Inc., formerly known as Hertz Rental Car Holding Company, Inc. ("New Hertz"), could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows; • Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including: ◦ the cyclicality of our business and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers; ◦ our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities; ◦ we may fail to maintain, upgrade and consolidate our IT networks; ◦ we may fail to respond adequately to changes in technology and customer demands; ◦ our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles; NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 3 3

Business Risks - Continued ◦ we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly; ◦ any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry; ◦ intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices; ◦ doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations; ◦ some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code; ◦ changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses; ◦ an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact; ◦ other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly; • Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance; • Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; and any additional debt we incur could further exacerbate these risks; NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 4 4

Business Risks- Continued and Non-GAAP Financial Measures • Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and • Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 under Item 1A "Risk Factors" and in our other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, net leverage and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the Appendix to this presentation. NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 5 5

Our Strategy Delivered Results in Q3 ü Our strategic initiatives drove volume growth and improved price and mix ü We achieved strong rental revenue growth, controlled DOE, reduced SG&A and improved flow-through ü Both quarterly $ utilization and adjusted EBITDA margin increased to the highest quarterly level recorded since HRI became a stand-alone public company ü Based on strong market demand, we are raising our FY 2018 adjusted EBITDA guidance to $675 to $685 million NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 6 6

Our Strategic Initiatives Enhance Expand and Improve Operating Disciplined Capital Customer Diversify Revenues Effectiveness Management Experience ü Broaden customer ü Focus on safety, ü Provide premium ü Drive EBITDA base labor productivity, products and margin growth and warranty solutions-based ü ü Expand products and recovery services Improve key financial services metrics ü Increase density in ü Introduce innovative ü ü Grow pricing and large urban markets technology solutions Maximize fleet ancillary revenues management and ü Improve vendor ü Maintain customer utilization ü Improve sales force management and friendly showrooms effectiveness fleet availability and facilities NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 7 7

Focus on Safety • Continued to improve LTM Total Recordable Incident Rate (TRIR) through September 30, 2018 as compared with the same period in 2017 • Remain focused on a goal of 100% Perfect Days – defined as: Safety is an action, not a metric ◦ No OSHA recordable incidents ◦ No "at fault" motor vehicle accidents ◦ No DOT violations • Each region recorded more than 85% Perfect Days YTD • Safety training initiatives for the Herc Rentals team and our customers continued to focus on operating safely, efficiently and effectively NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 8

Summary of Q3 2018 Results $449.0 million Equipment Rental Revenue +8.7% YoY Average Fleet1 Growth +5.5% YoY Pricing1 +3.2% YoY $46.2 million Net Income +$33.4 million YoY Diluted Earnings Per Share $1.60 $201.5 million Adjusted EBITDA2 39.0% Margin, +40 bps YoY 39.2% Dollar Utilization1 +50 bps YoY Adjusted EBITDA: $675 to $685 million Improved 2018 Guidance Net Fleet Capex: $525 to $540 million 1. Based on ARA guidelines 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 25 NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 9 9

Strong Q3 2018 Performance Equipment Rental Revenue YoY Pricing1 $ in millions 2017 2018 2017 2018 $449 3.2% 3.0% 2.8% 2.9% $413 $415 $393 1.7% $369 1.4% $351 1.1% $321 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 YoY Change in Average Fleet at OEC1 YoY Change in Average OEC Fleet on Rent1 2017 2018 2017 2018 7.7% 5.3% 5.7% 5.5% 7.1% 4.7% 6.6% 3.6% 4.8% 3.3% 3.2% 3.9% 2.5% Q1 Q2 Q3 Q4 (0.6)% Q1 Q2 Q3 Q4 1. Based on ARA guidelines NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 10 10

Improving Fleet Mix to Drive Growth 1 $ Utilization • $ Utilization in Q3 2018 achieved an all-time quarterly high since becoming a stand-alone 2017 2018 public company, increasing 50 bps YoY to 39.2% 39.2% 38.7% 38.7% • Continued to diversify equipment in key categories to drive higher $ utilization TM 35.3% 35.4% ◦ Increased mix of ProSolutions and 34.0% ProContractor fleet YoY 32.0% ◦ Continued to optimize Classic fleet categories • Average fleet age improved to 46 months in Q3 Q1 Q2 Q3 Q4 2018 from 49 months in Q3 2017 Fleet Composition % of Selected Fleet at OEC1 vs. Prior Year 1 As of September 30, 2018 $3.92 billion at OEC As of September 30, 2017 2018 Trucks & Trailers Other 13.6% 8.4% ProSolutions™ ProSolutions™ Material 12.8% 13.8% Handling 13.8% 17.5% Trucks and 12.5% Trailers 12.8% Specialty 20.4% Earthmoving - 7.7% Earthmoving Compact 8.5% 14.7% ProContractor 7.4% Aerial - Scissors Aerial 6.6% 7.7% 26.2% 5.9% ProContractor 6.6% 1. Based on ARA guidelines NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 11 11

Market Leader with Significant Scale and Broad Footprint Driving Urban Market Density - Added Locations in St. Louis, Atlanta and Seattle Approximately 275 locations, principally in North America1 Source: ARA IHS Global Insights August 2018 1. Locations as of September 30, 2018 NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 12

Improving Customer Mix and Diversification Local vs National % Mix in Q31 Q3 Revenue by Customer1 2017 2018 Other: 22% 60% Contractors: 35% 56% 44% 40% Infrastructure and Government: 16% Local National Industrial: 27% Strong Q3 YoY Local Revenue1 Growth • Local rental revenue grew 15% YoY in 2017 2018 Q3 2018 16.8% 14.7% • Local rental revenue now accounts for 60% of the total 5.6% • Growth in new customer accounts remains strong (0.3)% Local National 1. North America rental revenues NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 13

Enhancing Operating Effectiveness • XPO Logistics launched in August 2018 ◦ Improved savings through reductions in cost per mile ◦ Enhanced ability to track performance versus expectations • Improved transportation quote tool and visibility to field operations • RPP program continued to grow substantially • Opportunity to continue to grow ancillary revenues to a higher % of equipment rental revenue NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 14

Strong Industry Outlook Supports Our Growth Non-ResidentialArchitecture Billings Starts 3Index1 N.A. Equipment Rental Market 2 ($ in billions) as of October 2018 as of August 2018 5.6% September ’17-‘22E CAGR: $67 51.1 $64 $61 $58 $55 $51 50 $47 $49 $44 $41 $38 $38 $35 $31 $32 1 5 6 7 8 9 0 2 3 4 5 6 7 8 1 0 0 0 0 0 1 1 1 1 1 1 1 1 - - - - - - - - - - - - - - n n n n n n n n n n n n n n a a a a a a a a a a a a a a J J J J J J J J J J J J J J 08 09 10 11 12 13 14 15 16 17 18E 19E 20E 21E 22E 4 Non-Residential Starts 3 Industrial Spending ($ in billions) ($ in billions) as of October 2018 as of July 2018 $337 $330 $311 $306 $295 $297 $303 $299 $295 $297 $286 $284 $290 $285 $271 $275 $257 $261 $260 $261 $239 $243 $248 $244 $229 $231 $217 $225 $218 $179 $169 $164 $166 $160 1 1 6 7 8 9 0 2 3 4 5 6 7 7 8 9 0 2 3 4 5 6 7 E E E E E E E E E E E 1 1 0 0 0 0 1 1 1 1 1 1 1 0 0 0 1 1 1 1 1 1 1 8 9 0 1 2 3 8 9 0 1 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 1 2 2 2 2 1 1 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 2 2 2 2 2 2 2 2 2 2 2 1. The American Institute of Architects (AIA) 2. ARA / IHS Global Insight as of August 2018, excludes Party & Event data 3. Dodge Analytics U.S. 4. Industrial information resources U.S. NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 15 15

Q3 2018 Financials NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 16 16

Q3 and Nine Months Financial Summary $ in millions, except EPS Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 % Chg. 2018 2017 % Chg. Equipment Rental Revenue $449.0 $413.1 8.7% $1,210.6 $1,084.5 11.6% Total Revenues 516.2 457.6 12.8% 1,433.0 1,262.8 13.5% Net Income (Loss) 46.2 12.8 260.9% 35.8 (54.0) NM Diluted Earnings (Loss) Per 255.6% NM Share 1.60 0.45 1.24 (1.91) Adjusted EBITDA1 $201.5 $176.7 14.0% $486.4 $407.6 19.3% Rental Adjusted EBITDA 1,2 +210 bps +170 bps (REBITDA) Margin 44.0% 41.9% 38.6% 36.9% REBITDA YoY Flow-Through1,2 68.0% 52.8% NM = not meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 25 2. Excludes the margin impact of sales of rental equipment and sales of new equipment NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 17 17

Q3 and Nine Months Total Revenues Q3 YoY Total Revenues Q3 Total Revenues Bridge $ in millions • Total revenues increased 12.8%, or $58.6 $22.8 $0.4 $516.2 $37.7 million, in Q3 2018 $457.6 $(2.3) • Equipment rental revenue increased 8.7% in Q3 2018 ◦ Continued improvements in volume, price and mix ◦ Substantial growth from local accounts 2017 Currency Equipment rental Sales of Sales of new 2018 and ProSolutionsTM and ProContractor translation revenue rental equipment equipment and other ◦ Strong growth across North America • Pricing1 improved 3.2%, OEC on rent1 Nine Months Total Revenues Bridge increased 3.9% and mix and other contributed $ in millions the remainder of the improvement in Q3 2018 $46.9 $1,433.0 $123.8 $(3.2) • Sales of rental equipment increased 80.9% in $1,262.8 $2.7 Q3 2018 ◦ Total OEC1 of $126 million was sold and generated ~40% proceeds as a % of OEC1 in Q3 2018 2017 Currency Equipment rental Sales of Sales of new 2018 translation revenue rental equipment equipment and other 1. Based on ARA guidelines. NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 18 18

Q3 and Nine Months Adjusted EBITDA[1]

Q3 Adjusted EBITDA Bridge

$ in millions



$176.7
$(3.1)
$37.7
$(0.1)
$0.6
$(6.3)
$(2.8)
$(1.2)
$201.5
2017
Currency impact
Equipment Rental Revenue
Gain/loss on sales of rental equipment
Gain/loss on sales of new equipment, parts and supplies
Direct operating expenses
SG&A
All other
2018

Nine Months Adjusted EBITDA Bridge

$ in millions



$407.6
$(4.6)
$123.8
$13.0
$(1.3)
$(53.5)
$(0.9)
$2.3
$486.4
2017
Currency impact
Equipment Rental Revenue
Gain/loss on sales of rental equipment
Gain/loss on sales of new equipment, parts and supplies
Direct operating expenses
SG&A
All other
2018

Q3 Adjusted EBITDA

- YoY adjusted EBITDA increased $24.8 million or 14.0% in Q3 2018
- Higher equipment rental revenue of $37.7 million was the largest contributor to the improvement
- DOE accounted for $6.3 million of additional expense primarily due to increases in personnel costs and fuel expenses associated with higher rental activities
- SG&A increase was driven primarily by increases in sales personnel and related commissions on increased revenue growth

Q3 REBITDA[1]

- Measures the contribution from our core rental business without the impact of sales of new and rental equipment
- Strong flow-through of 68% drove REBITDA margin of 44%, an increase of 210 bps from Q3 2017

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 25

HercRentals™ NYSE: HRI
©2018 Herc Rentals Inc. All Rights Reserved.
19

Q3 and Nine Months Net Results Q3 Net Results Bridge Q3 Net Results $ in millions • Net income improved to $46.2 million in Q3 $26.7 $46.2 2018 compared to $12.8 million in the prior year • Income taxes decreased $6.8 million primarily due to a $15 million tax benefit related to a revision to the transition tax estimate under the $8.6 $n/a— $6.8 Tax Cuts and Jobs Act of 2017 $12.8 • The effective tax rate for the full year is ($2.5) ($6.2) estimated to be ~2% 2017 Currency Income tax Interest Spin-off Impairment All other 2018 impact expense costs • Interest expense increased primarily due to $5.4 million of costs related to the partial redemption of the senior secured second priority notes $ in millions Nine Months Net Results Bridge • Spin-off related costs declined $8.6 million in Q3 2018 $76.9 $35.8 • All other includes the positive impact of our improved operating results (See Slide 33 in the Appendix for additional details) $29.2 $16.5 $(54.0) ($5.5) ($26.2) ($1.1) 2017 Currency Income tax Interest Spin-off Impairment All other 2018 impact expense costs NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 20 20

Fleet at Original Equipment Cost (OEC)1 Fleet Ending Balance at OEC • Total fleet at OEC was $3.92 billion as of September 30, $ in billions 2018 2017 2018 • Average fleet at OEC increased 5.5% in Q3 2018 over $3.92 $3.87 the prior-year quarter $3.73 $3.75 $3.65 $3.65 $3.56 • Fleet expenditures at OEC in Q3 2018 were $171 million • Average fleet age improved to 46 months in Q3 2018 compared with 49 months in Q3 2017 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC Fleet Disposals at OEC $ in millions $ in millions 2017 2018 2017 2018 $321 $217 $198 $179 $171 $145 $126 $119 $126 $120 $109 $111 $62 $66 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 21

Disciplined Capital Management Net Leverage1 Liquidity $ in millions, as of 09/30/2018 ABL Facility $1,750.0 4.0x Outstanding (1,177.8) 3.6x 3.4x Letters of Credit (25.5) Availability from ABL $546.7 Cash & Cash Equivalents 18.0 Total Liquidity $564.7 Q3 2017 Q4 2017 Q3 2018 • Net leverage of ~3.4x1 Maturities ◦ Stable debt of ~$2.3 billion $ in millions, as of 09/30/2018 • Ample liquidity and long-dated maturities ABL Credit Facility provide financial flexibility $1,177.8 Capital Leases, Senior Secured ◦ $565 million of liquidity AR Facility and Second Priority Notes Other Borrowings ◦ No near-term maturities $223.8 • Net cash from operating activities totaled $375 million, with net fleet capex1 of $428 million and free cash flow1 of $(108.0) million $427.0 $437.5 • Partial redemption of our senior secured second priority notes in July 2018 '18 '19 '20 '21 '22 '23 '24 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 25 NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 22 22

2018 Full Year Guidance Improving 2018 Guidance Previous Guidance Current Guidance Adjusted EBITDA $630 to $660 million $675 to $685 million Net Fleet Capital Expenditures $525 to $575 million $525 to $540 million NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 23 23

Q3 Takeaways Q3 2018 • Drove strong rental revenue growth – 10 consecutive quarters of YoY rate increases – Increased ancillary revenues – Higher volume and improved mix • Cost containment initiatives showed results • Achieved highest adjusted EBITDA margin and $ utilization since spin-off • Maintained disciplined capital management • Improved fleet mix Outlook • Increased guidance for adjusted EBITDA to $675 to $685 million in 2018 • Narrowed 2018 net capital expenditures guidance to $525 to $540 million • Major economic indicators support outlook for continued strong market demand • Strategic initiatives to improve fleet mix, customer diversification and cost containment are expected to continue to drive steady growth and improve ROIC NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 24

Q4 and FY 2017 AppendixFinancials NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 25

Glossary of Terms Commonly Used in the Industry 1 OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). 2 Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. 3 Net Fleet Capital Expenditures: Capital expenditures of revenue earning equipment minus the proceeds from disposal of revenue earning equipment. 4 Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. 5 Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 26 26

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and Rental Adjusted EBITDA (REBITDA) are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. Management uses EBITDA, Adjusted EBITDA and REBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. However, EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin, REBITDA Margin (REBITDA/Equipment rental, service and other revenues) and Flow-Through (the year-over-year change in REBITDA/ the year-over-year change in Equipment rental, service, and other revenues) provides useful operating profitability ratios. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through do not purport to be alternatives to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as they do not account for GAAP reportable expenses such as depreciation and interest, the expense or benefit from income taxes or, in the case of REBITDA Margin and REBITDA Flow-Through, the gain (loss) on sales of rental equipment and new equipment, parts and supplies. NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 27 27

Reconciliation of Net Income to Adj. EBITDA and REBITDA

Calculations include Adj. EBITDA Margin, REBITDA Margin and REBITDA Flow-Through

$ in millions	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net income (loss)	**$46.2**	**$12.8**	**$35.8**	**($54.0)**
Income tax provision (benefit)	(1.0)	5.8	(5.3)	(31.5)
Interest expense, net	38.6	32.4	103.0	101.8
Depreciation of rental equipment	98.3	96.3	288.6	283.5
Non-rental depreciation and amortization	14.3	13.4	41.8	37.7
EBITDA	**196.4**	**160.7**	**463.9**	**337.5**
Restructuring and restructuring related	—	2.7	1.0	5.5
Spin-off costs	1.7	10.3	10.5	27.0
Non-cash stock-based compensation charges	3.3	3.0	9.9	7.5
Impairment	—	—	0.1	29.3
Other[1]	0.1	—	1.0	0.8
Adjusted EBITDA	**$201.5**	**$176.7**	**$486.4**	**$407.6**
Less: Gain (loss) on sales of rental equipment	(1.0)	(0.9)	6.7	(6.4)
Less: Gain (loss) on sales of new equipment, parts and supplies	3.6	3.1	8.7	10.0
Rental Adjusted EBITDA (REBITDA)	**$198.9**	**$174.5**	**$471.0**	**$404.0**
Total Revenues	**$516.2**	**$457.6**	**$1,433.0**	**$1,262.8**
Less: Sales of rental equipment	50.1	27.7	175.6	128.5
Less: Sales of new equipment, parts and supplies	14.2	13.9	36.4	40.3
Equipment rental, service and other revenues	**$451.9**	**$416.0**	**$1,221.0**	**$1,094.0**
Total Revenues	$516.2	$457.6	$1,433.0	$1,262.8
Adjusted EBITDA	$201.5	$176.7	$486.4	$407.6
Adjusted EBITDA Margin	**39.0%**	**38.6%**	**33.9%**	**32.3%**
Equipment rental, service and other revenues	$451.9	$416.0	$1,221.0	$1,094.0
REBITDA	$198.9	$174.5	$471.0	$404.0
REBITDA Margin	**44.0%**	**41.9%**	**38.6%**	**36.9%**
YOY Change in REBITDA	$24.4		$67.0	
YOY Change in Equipment Rental, service and other revenues	$35.9		$127.0	
YOY REBITDA Flow-Through	**68.0%**		**52.8%**	

(1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement for the nine months ended September 30, 2018 and transaction costs for the nine months ended September 30, 2017.

HercRentals™

NYSE: HRI

©2018 Herc Rentals Inc. All Rights Reserved.

28

REBITDA Margin Trend

$ in millions	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	9 months 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	9 months 2018
Total Revenues	**$405.2**	**$389.4**	**$415.8**	**$457.6**	**$491.7**	**$1,262.8**	**$1,754.5**	**$431.3**	**$485.5**	**$516.2**	**$1,433.0**
Less: Sales of rental equipment	28.5	54.4	46.4	27.7	62.3	128.5	190.8	47.3	78.2	50.1	175.6
Less: Sales of new equipment, parts and supplies	17.3	11.5	14.9	13.9	12.0	40.3	52.3	11.4	10.8	14.2	36.4
Equipment rental, service and other revenues	**$359.4**	**$323.5**	**$354.5**	**$416.0**	**$417.4**	**$1,094.0**	**$1,511.4**	**$372.6**	**$396.5**	**$451.9**	**$1,221.0**

Net income (loss)	**($13.2)**	**($39.2)**	**($27.6)**	**$12.8**	**$214.3**	**($54.0)**	**$160.3**	**($10.1)**	**($0.3)**	**$46.2**	**$35.8**
Income tax provision (benefit)	5.8	(15.1)	(22.2)	5.8	(193.2)	(31.5)	(224.7)	(5.1)	0.8	(1.0)	(5.3)
Interest expense, net	32.1	37.8	31.6	32.4	38.2	101.8	140.0	32.0	32.4	38.6	103.0
Depreciation of rental equipment	95.4	92.9	94.3	96.3	95.4	283.5	378.9	93.3	97.0	98.3	288.6
Non-rental depreciation and amortization	11.9	11.7	12.6	13.4	13.8	37.7	51.5	13.8	13.7	14.3	41.8
EBITDA	**$132.0**	**$88.1**	**$88.7**	**$160.7**	**$168.5**	**$337.5**	**$506.0**	**$123.9**	**$143.6**	**$196.4**	**$463.9**
Restructuring and restructuring related	0.5	0.6	2.2	2.7	—	5.5	5.5	1.0	—	—	1.0
Spin-off costs	11.5	7.6	9.1	10.3	8.2	27.0	35.2	4.9	3.9	1.7	10.5
Non-cash stock-based compensation charges	1.7	1.5	3.0	3.0	2.6	7.5	10.1	2.8	3.8	3.3	9.9
Impairment	—	—	29.3	—	0.4	29.3	29.7	—	0.1	—	0.1
Other[1]	—	—	0.8	—	(1.9)	0.8	(1.1)	0.1	0.8	0.1	1.0
Adjusted EBITDA	**$145.7**	**$97.8**	**$133.1**	**$176.7**	**$177.8**	**$407.6**	**$585.4**	**$132.7**	**$152.2**	**$201.5**	**$486.4**
Less: Gain (loss) on sales of rental equipment	(3.9)	(0.5)	(5.0)	(0.9)	5.2	(6.4)	(1.2)	5.3	2.4	(1.0)	6.7
Less: Gain on sales of new equipment, parts and supplies	3.5	3.1	3.8	3.1	2.8	10.0	12.8	2.4	2.7	3.6	8.7
Rental Adjusted EBITDA (REBITDA)	**$146.1**	**$95.2**	**$134.3**	**$174.5**	**$169.8**	**$404.0**	**$573.8**	**$125.0**	**$147.1**	**$198.9**	**$471.0**

REBITDA Margin	**40.7%**	**29.4%**	**37.9%**	**41.9%**	**40.7%**	**36.9%**	**38.0%**	**33.5%**	**37.1%**	**44.0%**	**38.6%**
YOY REBITDA Flow-Through								**60.7%**	**30.5%**	**68.0%**	**52.8%**

(1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement for the nine months ended September 30, 2018 and transaction costs for the nine months ended September 30, 2017.

HercRentals™

NYSE: HRI
©2018 Herc Rentals Inc. All Rights Reserved.
29

Reconciliation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q3 2018 Q4 2017 Q3 2017 Long-Term Debt, Net $2,229.0 $2,137.1 $2,212.3 (Plus) Current maturities of long-term debt 26.1 22.7 17.2 (Plus) Unamortized debt issuance costs 11.0 14.5 17.0 (Less) Cash and Cash Equivalents (18.0) (41.5) (19.1) Net Debt $2,248.1 $2,132.8 $2,227.4 Trailing Twelve-Month Adjusted EBITDA $664.2 $585.4 $553.3 Net Leverage 3.4x 3.6x 4.0x NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 30 30

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. Nine Months Ended September 30, $ in millions 2018 2017 Net cash provided by operating activities $375.0 $253.6 Rental equipment expenditures (617.5) (356.3) Proceeds from disposal of rental equipment 189.1 121.6 Net Fleet Capital Expenditures (428.4) (234.7) Non-rental capital expenditures (58.5) (57.1) Proceeds from disposal of property and equipment 3.9 2.8 Free Cash Flow $(108.0) $(35.4) NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 31 31

Historic Fleet at OEC1 $ in millions Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 2018 Beginning Balance – Fleet at OEC $3,384 $3,391 $3,537 $3,616 $3,384 $3,556 $3,556 $3,653 $3,752 $3,556 $3,651 $3,732 $3,873 Expenditures – Fleet at OEC $90 $220 $142 $43 $495 $119 $217 $126 $62 $524 $198 $321 $171 Disposals – Fleet at OEC ($96) ($85) ($57) ($90) ($328) ($120) ($111) ($66) ($145) ($442) ($109) ($179) ($126) Foreign Currency / Other $13 $11 ($6) ($13) $5 $1 ($9) $39 ($18) $13 ($8) ($1) $4 Ending Balance – Fleet at OEC $3,391 $3,537 $3,616 $3,556 $3,556 $3,556 $3,653 $3,752 $3,651 $3,651 $3,732 $3,873 $3,922 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 32 32

Net Results Bridge

	Three Months Ended September 30,			Elements of Net Income (Loss) Bridge					
$ in millions	2018	2017	*$ Change*	*Currency impact 1*	*Income tax*	*Spin-off costs*	*Impairment*	*Interest Expense*	*All Other*
Total revenues	**$516.2**	**$457.6**	***$58.6***	**($2.3)**	**$—**	**$—**	**$—**	**$—**	**$60.9**
Direct operating	194.4	188.1	*6.3*	(1.0)	—	—	—	—	7.3
Depreciation of revenue earning equipment	98.3	96.3	*2.0*	(0.5)	—	—	—	—	2.5
Cost of sales of revenue earning equipment	51.1	28.6	*22.5*	(0.4)		—	—	—	22.9
Cost of sales of new equipment, parts and supplies	10.6	10.8	*(0.2)*	—	—	—	—	—	(0.2)
Selling, general and administrative	78.4	84.5	*(6.1)*	2.1	—	(8.6)	—	—	0.4
Interest expense, net	38.6	32.4	*6.2*	—	—	—	—	6.2	—
Other expense (income), net	(0.4)	(1.7)	*1.3*	—	—	—	—	—	1.3
Income (loss) before income taxes	**45.2**	**18.6**	***26.6***	**(2.5)**	**—**	**8.6**	**—**	**(6.2)**	**26.7**
Income tax benefit (provision)	1.0	(5.8)	*6.8*	—	6.8	—	—	—	—
Net income (loss)	**$46.2**	**$12.8**	***$33.4***	**($2.5)**	**$6.8**	**$8.6**	**$—**	**($6.2)**	**$26.7**

	Nine Months Ended September 30,			Elements of Net Income (Loss) Bridge					
$ in millions	2018	2017	*$ Change*	*Currency impact 1*	*Income tax*	*Spin-off costs*	*Impairment*	*Interest Expense*	*All Other*
Total revenues	**$1,433.0**	**$1,262.8**	***$170.2***	**$2.7**	**$—**	**$—**	**$—**	**$—**	**$167.5**
Direct operating	584.9	525.6	*59.3*	1.8	—	—	—	—	57.5
Depreciation of revenue earning equipment	288.6	283.5	*5.1*	0.6	—	—	—	—	4.5
Cost of sales of revenue earning equipment	168.9	134.9	*34.0*	0.1		—	—	—	33.9
Cost of sales of new equipment, parts and supplies	27.7	30.3	*(2.6)*	0.1	—	—	—	—	(2.7)
Selling, general and administrative	230.2	244.4	*(14.2)*	5.5	—	(16.5)	—	—	(3.2)
Impairment	0.1	29.3	*(29.2)*	—	—	—	(29.2)	—	—
Interest expense, net	103.0	101.8	*1.2*	0.1	—	—	—	1.1	—
Other expense (income), net	(0.9)	(1.5)	*0.6*	—	—	—	—	—	0.6
Income (loss) before income taxes	**30.5**	**(85.5)**	***116.0***	**(5.5)**	**—**	**16.5**	**29.2**	**(1.1)**	**76.9**
Income tax benefit (provision)	5.3	31.5	*(26.2)*	—	(26.2)	—	—	—	—
Net income (loss)	**$35.8**	**($54.0)**	***$89.8***	**($5.5)**	**($26.2)**	**$16.5**	**$29.2**	**($1.1)**	**$76.9**

1. Includes the translational and transactional SG&A impact of foreign currency exchange

HercRentals™

NYSE: HRI

©2018 Herc Rentals Inc. All Rights Reserved.

33

SG&A Excluding Spin-off Costs $ in millions Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Q1 2018 Q2 2018 Q3 2018 SG&A $81.1 $78.8 $84.5 $75.8 $320.2 $74.5 $77.3 $78.4 Spin-off costs ($7.6) ($9.1) ($10.3) ($8.2) ($35.2) ($4.9) ($3.9) ($1.7) SG&A $73.5 $69.7 $74.2 $67.6 $285.0 $69.6 $73.4 $76.7 excluding Spin- off costs % of Total 18.9% 16.8% 16.2% 13.7% 16.3% 16.1% 15.1% 14.9% Revenue SG&A Expense (excluding Spin-off costs) as % of Total Revenue 20.0% 18.9% 18.0% 16.8% 16.2% 16.3% 16.1% 16.0% 15.1% 14.9% 13.7% 14.0% 12.0% 10.0% Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Q1 2018 Q2 2018 Q3 2018 NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 34 34

Expand and Diversify Revenues: Driving $ Utilization OEC as of 09/30/17 1 OEC as of 09/30/18 1 $3.75 billion $3.92 billion Lighting Lighting 1.7% Compaction 1.7% Other Other Compaction 1.6% 2.6% 2.6% 1.6% Air Compressors Air Compressors Aerial - Booms 2.7% 2.5% ProContractor ProContractor 18.5% Aerial - Booms 6.6% 5.9% 18.8% ProSolutions™ ProSolutions™ 13.6% Aerial - 13.8% Scissors & Aerial - Other Scissors & 7.7% Other 7.4% Earthmoving - Heavy Trucks and 6.2% Earthmoving - Trucks and Trailers Heavy Trailers 12.5% 8.8% 12.8% Earthmoving - Compact Material Material 8.5% Handling - Earthmoving - Handling - Industrial Compact Industrial Material Material Handling - 3.4% 7.7% 4.1% Handling - Telehandlers Telehandlers 13.4% 13.3% Increased Reduced • Aerial – Scissors & Other • Earthmoving - Heavy • Material Handling - Industrial • Aerial - Booms • ProContractor and ProSolutionsTM • Air Compressors 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. 35 35

NYSE: HRI